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                                                                     EXHIBIT 3.1



                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                     FIRST FINANCIAL CARIBBEAN CORPORATION


         First Financial Caribbean Corporation, a corporation organized under the laws of the Commonwealth of Puerto Rico, does hereby certify pursuant to
Article 8.05 of the Puerto Rico General Corporation Law, that

         FIRST: The name under which it was originally incorporated was HF, Inc.

         SECOND: Its original Certificate of Incorporation was filed in the Office of the Secretary of State of the Commonwealth of Puerto Rico on October 23, 1972, Reg. No. 29,324.

         THIRD: This Restated Certificate of Incorporation was approved by the Board of Directors of First Financial Caribbean Corporation at a meeting duly called and held on January 29, 1997 and does not further amend the provisions of First Financial Caribbean Corporation s Certificate of Incorporation as heretofore amended, and there are no discrepancies between those provisions and of this Restated Certificate of Incorporation, except that the names of the incorporators have been eliminated from the Restated Certificate of Incorporation, and the numbers of Articles FIFTH through NINTH were renumbered as a result of the elimination of the prior Article FIFTH which contained the names of the incorporators.

         FOURTH: The text of the Certificate of Incorporation of First Financial Caribbean Corporation, as amended, is hereby restated without further amendment or change, effective as of the date of filing of this instrument with the Secretary of State of the Commonwealth of Puerto Rico, to read as follows:

                          FIRST: The name of the corporation (hereinafter
                 called the Corporation) is FIRST FINANCIAL CARIBBEAN
                 CORPORATION.

                          SECOND: The principal office of the Corporation in
                 the Commonwealth of Puerto Rico is located at Avenida F.D. Roosevelt 1159,
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                 Puerto Nuevo, Puerto Rico 00920, in the Municipality of San
                 Juan. The name of the resident agent of the Corporation is David Levis, the mailing address of such resident agent is Avenida F.D. Roosevelt 1159, Puerto Nuevo, Puerto Rico 00920.

                          THIRD: The nature of the business of the Corporation
                 and the objects or purposes to be transacted, promoted or carried on by it are as follows:

                                  1. To engage in the business of mortgage
                          banking, including but not limited to the origination, servicing and resale of first and second mortgages, both conventional and Veterans Administration guaranteed and Federal Housing Administration insured, and the issuance and brokerage of mortgage-backed certificates.

                                  2. To make, manufacture, produce, prepare,
                          process, purchase or otherwise acquire, and to hold, own, use, sell, import, export, dispose of or otherwise trade or deal in and with, machines, machinery, appliances, apparatus, goods, wares, products and merchandise of every kind, nature and description; and, in general, to engage or participate in any manufacturing or other business of any kind or character whatsoever, whether or not related to, conducive to, incidental to or in any way connected with the above business.

                                  3. To engage in research, exploration,
                          laboratory and development work relating to any material, substance, compound or mixture now known or which may hereafter be known, discovered or developed, and to perfect, develop,
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                          manufacture, use, apply and generally to deal in and
                          with any such material, substance, compound or mixture.

                                  4. To adopt, apply for, obtain, register,
                          purchase, lease, take licenses in respect of or otherwise acquire, and to maintain, protect, hold, use, own, exercise, develop, manufacture under, operate and introduce, and to sell and grant licenses or other rights in respect of, assign or otherwise dispose of, turn to account, or in any manner deal with and contract with reference to, any trademarks, trade names, patents, patent rights, concessions, franchises, designs, copyrights and distinctive marks and rights analogous thereto, and inventions, devices, processes, recipes, formulae and improvements and modifications thereof.

                                  5. To act as agent or broker for any person,
                          firm or corporation including, but not limited to, acting as agent for any local, municipal, state or Commonwealth agency or instrumentality.

                                  6. To purchase, lease or otherwise acquire,
                          to hold, own, use, develop, maintain, manage and operate, and to sell, transfer, lease, assign, convey, exchange or otherwise turn to account or dispose of, and otherwise deal in and with such real property, whether located within the Commonwealth of Puerto Rico or elsewhere, as may be necessary or convenient in connection with the business of the Corporation, and personal property, tangible or intangible, without limitation; provided, however, that the Corporation shall not be authorized, as respects real property located within the Commonwealth of Puerto Rico, to conduct
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                          the business of buying and selling real estate, and
                          shall in all other respects be subject to the provisions of Section 14 of Article VI of the Constitution of the Commonwealth of Puerto Rico.

                                  7. To enter into any joint ventures,
                          agreements and any other lawful arrangements for sharing profits, union of interest, reciprocal concession or cooperation, with any corporation, association, partnership, syndicate, entity, person or governmental, municipal or public authority, domestic or foreign, in the carrying on of any business that the Corporation is authorized to carry on or any business or transaction deemed necessary, convenient or incidental to carrying out any of the purposes of the Corporation.

                                  8. To enter into, make, perform and carry out
                          contracts of every kind and description, not prohibited by law, with any person, firm, association, corporation or governmental body; and to guarantee the contracts or obligations, and the payment of interest or dividends on securities of any other person, firm, association, corporation or governmental body.

                                  9. To lend its uninvested funds from time to
                          time to such extent, to such persons, firms,
                          associations, corporations or governments or
                          subdivisions, agencies or instrumentalities thereof, and on such terms and on such security, if any, as the Board of Directors of the Corporation may determine.
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                                  10. To acquire and undertake all or any part
                          of the business assets and liabilities of any person, firm, association or corporation on such terms and conditions as may be agreed upon, and to pay for the same in cash, property or securities of the Corporation, or otherwise, and to conduct the whole or any part of any business thus acquired, subject only to the provisions of the laws of the Commonwealth of Puerto Rico.

                                  11. To merge into, merge into itself or
                          consolidate with, and to enter into agreements and cooperative relations, not in contravention of law, with any person, firm, association or corporation.

                                  12. To purchase, lease, construct or
                          otherwise acquire, and to hold, own, use, maintain, manage and operate, buildings, factories, plants, laboratories, installations, equipment, machinery, pipelines, rolling stocks, and other structures, facilities and apparatus of every kind and description, used or useful in the conduct of the business of the Corporation.

                                  13. To purchase, lease, construct, or
                          otherwise acquire, and to hold, own, use, maintain, manage and operate dwelling houses and other buildings at or near any place of business of the Corporation for the purpose of furnishing housing and other conveniences to employees of the Corporation, and others, and to carry on a general mercantile business at or near any such place of business for the convenience of those residing in the vicinity thereof, and others.
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                                  14. To purchase or otherwise acquire, and to
                          hold, pledge, sell, exchange, or otherwise dispose of securities (which term, for the purpose of this Article THIRD, shall include any shares of stock, bonds, debentures, notes, mortgages or other obligations and any certificates, receipts or other instruments representing rights to receive, purchase or subscribe for the same, or representing any other rights or interests therein or in any property or assets) created or issued by any person, firm, association, corporation or governmental body, and while the holder thereof to exercise all the rights, powers and privileges in respect thereof, including the right to vote, to the same extent as a natural person might or could do.

                                  15. To borrow money for any of the purposes
                          of the Corporation, from time to time, and without limit as to amount; from time to time to issue and sell its own securities in such amounts, on such terms and conditions, for such purposes and for such consideration, as may now be or hereafter shall be permitted by the laws of the Commonwealth of Puerto Rico; and to secure the same by mortgage upon, or the pledge of, or the conveyance or assignment in trust of, the whole or any part of the properties, assets, business and goodwill of the Corporation, then owned or thereafter acquired.

                                  16. To purchase, or otherwise acquire and to
                          hold, cancel, reissue, sell, exchange, transfer or otherwise deal in its own securities from time to time to such extent and upon such terms as shall be permitted by the laws of the
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                          Commonwealth of Puerto Rico; provided, however, that
                          shares of its own capital stock so purchased or held shall not be directly or indirectly voted, nor shall they be entitled to dividends during such period or periods as they shall be held by the Corporation.

                                  17. To such extent as a corporation organized
                          under the laws of the Commonwealth of Puerto Rico may now or hereafter lawfully do, to do, either as principal or agent and either alone or through subsidiaries or in connection with other persons, firms, associations or corporations, all and everything necessary, suitable, convenient or proper for, or in connection with, or incident to, the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or designed directly or indirectly to promote the interests of the Corporation or to enhance the value of its properties; and in general to do any and all things and exercise any and all powers, rights, and privileges which a corporation may now or hereafter be organized to do or to exercise under the laws of the Commonwealth of Puerto Rico.

                          The foregoing provisions of this Article THIRD shall
                 be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the Corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any
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                 provisions of this or any other Article of this Certificate of
                 Incorporation.

                          The Corporation is to be carried on for pecuniary
                 profit.

                          FOURTH:  The total number of shares of all classes of
                 stock which the Corporation is authorized to issue is 22,000,000 shares, consisting of 20,000,000 shares of Common Stock, $1.00 par value and 2,000,000 shares of Serial Preferred Stock, $1.00 par value.

                          The minimum amount of capital with which the
                 Corporation will commence business is $10,000.00.

                          The Board of Directors is authorized at any time, and
                 from time to time, to provide for the issuance of shares of Serial Preferred Stock in one or more series, and to determine the designations, preferences, limitations and relative or other rights of the Serial Preferred Stock or any series thereof. For each series, the Board of Directors shall determine, by resolution or resolutions adopted prior to the issuance of any shares thereof, the designations, preferences, limitations and relative or other rights thereof, including but not limited to the following relative rights and preferences, as to which there may be variations among different series:

                                  (a) The rates or rates (which may be
                          floating, variable or adjustable), or the method of determining such rate or rates and the times and manner of payment of dividends, if any (and whether such payment should be in cash or securities);

                                  (b) Whether shares may be redeemed or
                          purchased, in whole or in part, at the
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                          option of the holder or the Corporation and, if so,
                          the price or prices and the terms and conditions of such redemption or purchase;

                                  (c) The amount payable upon shares in the
                          event of voluntary or involuntary liquidation, dissolution or other winding up of the Corporation;

                                  (d) Sinking fund provisions, if any, for the
                          redemption or purchase of shares;

                                  (e) The terms and conditions, if any, on
                          which shares may be converted or exchanged into shares of Common Stock or other capital stock or securities of the Corporation;

                                  (f) Voting rights, if any; and

                                  (g) Any other rights and preferences of such
                          shares, to the full extent now or hereafter permitted by the laws of the Commonwealth of Puerto Rico.

                          All shares of Serial Preferred Stock (i) shall rank
                 senior to the Common Stock in respect of the right to receive dividends and the right to receive payments out of the assets of the Corporation upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, (ii) shall be of equal rank, regardless of series, and (iii) shall be identical in all respects except as provided in (a) through (g) above. The shares of any series of the Serial Preferred Stock shall be identical with each other in all respects except as to the dates from and after which dividends thereof shall be cumulative. In case the stated dividends or the amounts payable on liquidation are not paid in full, the shares of all series of the
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                 Serial Preferred Stock shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on said shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.

                          The Board of Directors shall have the authority to
                 determine the number of shares that will comprise each series. Unless otherwise provided in the resolution establishing such series, all shares of Serial Preferred Stock redeemed, retired by sinking fund payment, repurchased by the Corporation or converted into Common Stock shall have the status of authorized but unissued shares of Serial Preferred Stock undesignated as to series.

                          Prior to the issuance of any shares of a series, but
                 after adoption by the Board of Directors of the resolution establishing such series, the appropriate officers of the Corporation shall file such documents with the Commonwealth of Puerto Rico as may be required by law.

                          No holder of shares of Common Stock or Serial
                 Preferred Stock shall be entitled as a matter right to
                 subscribe for or purchase, or have any preemptive right with respect to, any part of any new or additional issue of stock of any class whatsoever, or of securities convertible into any stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.
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                          FIFTH: The Corporation is to have perpetual existence.

                          SIXTH: For the management of the business and for the
                 conduct of the affairs of the Corporation, and in further creation, definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders, it is further provided:

                          1. The number of directors of the Corporation shall be fixed by, or in the manner provided in, the By-laws, but in no case shall the number be less than three. The directors need not be stockholders. Election of directors need not be by ballot unless the By-laws so require. Meetings of the Board of Directors may be held at such place or places within or without the Commonwealth of Puerto Rico as shall be specified in the respective notices thereof or in the respective waivers of notice thereof signed by all the directors of the Corporation at the time in office

                          2. In furtherance and not in limitation of the powers conferred by the laws of the Commonwealth of Puerto Rico, and subject at all times to the provisions thereof, the Board of Directors is expressly authorized and empowered:

                                  (a)      To make, alter and repeal the
                 By-laws of the Corporation, subject to the power of the stockholders to alter or repeal the By-laws made by the Board of Directors.

                                  (b)      To determine, from time to time,
                 whether and to what extent and at what times and places and under what conditions and regulations the accounts and books and documents of the Corporation (other than the stock ledger), or any of them, shall be open to inspection by the stockholders; and no
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                 stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the Commonwealth of Puerto Rico, unless and until duly authorized to do so by resolution of the Board of Directors.

                                  (c)      To authorize and issue obligations
                 of the Corporation, secured or unsecured, to include therein such provisions as to redeemability, convertibility or otherwise, as the Board cf Directors in its sole discretion may determine, and to authorize the mortgaging or pledging of, and to authorize and cause to be executed mortgages and liens upon, any property of the Corporation, real or personal, including after-acquired property.

                                  (d)      To determine whether any, and, if
                 any, what part, of the net profits of the Corporation or of its net assets in excess of its capital shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition thereof.

                                  (e)      To set apart a reserve or reserves,
                 and to abolish any such reserve or reserves, or to make such other provisions, if any, as the Board of Directors may deem necessary or advisable for working capital, for additions, improvements and betterments to plant and equipment, for expansion of the business of the Corporation (including the acquisition of real and personal property for that purpose) and for any other purpose of the Corporation.

                                  (f)      To establish bonus, profit-sharing,
                 pension, thrift, and other types of incentive, compensation or retirement plans for the officers and employees (including officers and employees who are also directors)
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                 of the Corporation and to fix the amounts of profits to be distributed or shared or contributed and the amounts of the Corporation's funds otherwise to be devoted thereto and to determine the persons to participate in any such plans and the amounts of their respective participations.

                                  (g)      To issue, or grant options for the
                 purchase of, shares of stock of the Corporation to officers and employees (including officers and employees who are also directors) of the Corporation and its subsidiaries for such consideration and on such terms and conditions as the Board of Directors may from time to time determine.

                                  (h)      To enter into contracts for the
                 management of the business of the Corporation for terms not exceeding three years.

                                  (i)      By resolution or resolutions passed
                 by a majority of the whole Board, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which to the extent provided in such resolution or resolutions or in the Bylaws, shall have and may exercise the powers of the Board of Directors (other than to remove or elect officers) in the management of the business and affairs of the Corporation and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it, such committee or committees to have such name or names as may be stated in the By-laws or as may be determined from time to time by resolution adopted by the Board of Directors.

                                  (j)      To exercise all the powers of the
                 Corporation, except such as are conferred by law, or by this Certificate of
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                 Incorporation or by the By-laws of the Corporation, upon the stockholders.

                          3. Any one or all of the directors may be removed, with or without cause, at any time, by either (a) the vote of the holders of a majority of the stock of the Corporation issued and outstanding and entitled to vote and present in person or by proxy at any meeting of the stockholders called for the purpose, or (b) an instrument or instruments in writing addressed to the Board of Directors directing such removal and signed by the holders of a majority of the stock of the Corporation issued and outstanding and entitled to vote; and thereupon the term of each such director who shall be so removed shall terminate.

                          4. No contract or other transaction between the Corporation and any other corporation, whether or not such other corporation is related to the Corporation through the direct or indirect ownership by such other corporation of a majority of the shares of the capital stock of the Corporation or by the Corporation of a majority of the shares of the capital stock of such other corporation, and no other act of the Corporation shall, in the absence of fraud, in any way be affected or invalidated by the fact that any of the directors of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation or by the fact that such other corporation is so related to the Corporation. Any director of the Corporation individually, or any firm or association of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, provided that the fact that he individually or such firm or association is so
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                 interested shall be disclosed or shall have been known to the
                 Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken. Any director of the Corporation who is also a director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

                          5. Any person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that he, his testator or intestate is or was a Director, officer or employee of the Corporation or
                 serve or served any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprises in any capacity at the request of the Corporation shall be indemnified by the Corporation, and the Corporation may advance his related expenses, to the fullest extent permitted by law. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such.
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                          SEVENTH:  A director of this Corporation shall not be
                 personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Puerto Rico General Corporation Law of 1995 as the same exists or may hereafter be amended. Any repeal or modification of the foregoing provisions of this Article SEVENTH shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.

                          EIGHTH:  The Corporation reserves the right to amend,
                 alter or repeal any of the provisions of this Certificate of Incorporation and to add other provisions authorized by the laws of the Commonwealth of Puerto Rico at the time in force in the manner and at the time prescribed by said laws, and all rights, powers and privileges at any time conferred upon the Board of Directors and the stockholders are granted subject to the provisions of this Article."

         IN WITNESS WHEREOF, the said First Financial Caribbean Corporation, has caused its corporate seal to be hereunto affixed and this Certificate to be signed by Zoila Levis, its President, and Luis Alvarado, its Assistant Secretary, this 25th day of February, 1997.


                       /s/ Zoila Levis
                   ----------------------------------
                           President


                       /s/ Luis Alvarado
                   ----------------------------------
                           Assistant Secretary